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                                                                    EXHIBIT 23.1



Independent Auditors' Consent.

To the Board of Directors and Stockholders of ViroPharma Incorporated:

We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                    KPMG Peat Marwick LLP


Philadelphia, Pennsylvania
August 21, 1997